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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549



                                    FORM 8-K



                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE

                         SECURITIES EXCHANGE ACT OF 1934



       Date of report (Date of earliest event reported): November 20, 2001



                           MARLTON TECHNOLOGIES, INC.

               (Exact Name of Registrant as Specified in Charter)

      Pennsylvania                      1-07708                 22-1825970

(State or Other Jurisdiction          (Commission              (IRS Employer
of Incorporation)                     File Number)           Identification No.)


                                2828 Charter Road

                             Philadelphia, PA 19154

                    (Address of Principal Executive Offices)

                                 (215) 676-6900

               Registrant's telephone number, including area code



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Item 5.   Other Events.

          (a) On November 20, 2001, Marlton Technologies, Inc. ("Marlton"), changed its state of incorporation from New Jersey to Pennsylvania. The reincorporation was approved by the affirmative vote of the holders of more than two-thirds of the votes cast for the reincorporation proposal at Marlton's annual meeting held on November 7, 2001. The reincorporation was accomplished by merging Marlton with and into Marlton Technologies (PA), Inc., a Pennsylvania corporation and a wholly-owned subsidiary of Marlton, with Marlton Technologies (PA), Inc. surviving. In connection with the merger, Marlton Technologies (PA), Inc. changed its name to Marlton Technologies, Inc. Each share of common stock of the New Jersey company, par value $0.10 per share, was converted into one share of common stock, no par value, of the Pennsylvania company.

          This Form 8-K is being filed by the Pennsylvania company as a successor issuer as required by paragraph (f) of Rule 12g-3 under the Securities Exchange Act of 1934. Upon consummation of the reincorporation described above, the Pennsylvania company's common stock was deemed to be registered under Section 12(g) of the Securities Exchange Act of 1934, as amended, pursuant to Rule 12g-3(a) promulgated thereunder. A copy of the press release regarding the reincorporation is attached hereto as Exhibit 99.1.

          (b) On November 20, 2001, the Company completed the sale to four investors - Scott Tarte ("Tarte"), Jeffrey Harrow ("Harrow"), Robert Ginsburg ("Ginsburg") and Alan Goldberg ("Goldberg") - of 5,300,000 shares of its common stock and 5,300,000 warrants to purchase shares of its common stock for an aggregate of $2,650,000. Following the sale, Tarte and Harrow now collectively own 31.0% of the outstanding shares of Company common stock, Ginsburg owns 8.4% of the outstanding shares of Company common stock, and Goldberg owns 3.1% of the outstanding shares of Company common stock, including other shares of Company common stock held by Harrow, Ginsburg and Goldberg. Additionally, if the investors exercise all of their warrants for the purchase of up to an additional 5,300,000 shares of Company common stock and Harrow exercises the options to purchase shares of Company common stock that he currently holds, Tarte and Harrow will collectively own approximately 44.0% of the issued and outstanding shares of Company common stock, Ginsburg will own approximately 11.4% of the issued and outstanding shares of Company common stock, and Goldberg will own approximately 3.9% of the issued and outstanding shares of Company common stock.


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          In connection with the sale, the Company, Tarte, Harrow and Ginsburg entered into a Stockholders' Agreement whereby Tarte, Harrow and Ginsburg agree to vote their shares of Company common stock, in connection with election of directors, in favor of Ginsburg and that number of individuals as shall represent a majority of the Company's board of directors, which individuals shall be designated by Tarte and Harrow.

          A copy of the press release regarding the sale transaction is attached hereto as Exhibit 99.1.

          (c) As a result of these transactions, Seymour Hernes and Dr. William
     F. Hamilton resigned from the Company's board of directors and, in connection therewith, the Company's board of directors was expanded to seven directors and now consists of Jeffrey K. Harrow, Scott Tarte, A.J. Agarwal, Richard Vague, Fred Cohen, Robert Ginsburg and Alan Goldberg.

          Additional information regarding all of the above described transactions can be found in the Company's definitive proxy statement which was filed with the Securities and Exchange Commission on September 27, 2001 and is available through EDGAR.


Item 7.   Financial Statements, Pro Forma Financial Information and Exhibits.

(c)    Exhibits.
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99     Press release dated November 20, 2001.



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                                   SIGNATURES

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:    November 30, 2001             Marlton Technologies, Inc.


                                       By: /s/ Robert B. Ginsburg
                                           ----------------------------------
                                           Robert B. Ginsburg
                                           President and Chief Executive Officer


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                                  EXHIBIT INDEX

Exhibit No.
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   99           Press release dated November 20, 2001.